UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 2/12/2014

Commission File Number

001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of Targets for 2014 Cash Incentive Plan. On February 12, 2014, our Compensation Committee approved the 2014 Performance Targets under the Kraton Performance Polymers, Inc. 2013 Cash Incentive Plan for the Kraton Leadership Team, which includes our named executive officers.

For the bonus year that ends December 31, 2014, the Committee has established the following Target Bonus amounts for our named executive officers:

Named Executive Officer	Target Bonus
Kevin M. Fogarty	1.0 x Base Salary
Stephen E. Tremblay	.65 x Base Salary
Holger R. Jung	.60 x Base Salary
Lothar P. F. Freund	.60 x Base Salary
G. Scott Lee	.55x Base Salary
Stephen W. Duffy	.50x Base Salary

As described more fully below, if the Business Performance Targets are achieved at the maximum, or “stretch,” levels, each named executive officer’s actual bonus can be up to two times his Target Bonus.

The Compensation Committee has established Business Performance Targets for the company and has assigned a percentage weighting to the achievement of each. For 2014, cash incentive compensation will be based on the achievement of Adjusted EBITDA at ECRC (75% weighting) and the achievement of Operating Cash Flow (25% weighting).

The Compensation Committee has also established threshold, target and stretch multipliers for each of these Business Performance Targets, which if achieved, will provide a bonus multiplier that can range from 0.5 if the minimum, or threshold, level of performance is achieved, to 2.0, assuming the company meets or exceeds the maximum, or stretch, goal. Based on such targets and multipliers and assuming the threshold performance level is achieved, the bonus for any given named executive officer will be calculated using the following formula:

Adj. EBITDA at ECRC Bonus Multiplier x Target Bonus x 0.75
+ Op. Cash Flow Bonus Multiplier x Target Bonus x 0.25
Total Annual Cash Incentive Compensation

Any such bonuses will be paid in cash, and we expect that such payments, if any, will be made in first quarter 2015.

Establishment of NEO Base Compensation for 2014. On February 12, 2014, our Compensation Committee established annual base compensation for our executive officers, including our named executive officers. For 2014, Mr. Fogarty’s base compensation will be $875,000, Mr. Tremblay’s will be $450,000, Dr. Jung’s will be $375,000, Dr. Freund’s will be $350,000, Mr. Lee’s will be $320,000, and Mr. Duffy’s will be $320,000. Changes are effective April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: February 18, 2014	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer